UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 6, 2012

LINEAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-14864	94-2778785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630 McCarthy Boulevard
Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 432-1900
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01- Other Events.
Linear Technology Corporation (the “Company”) announced that its Board of Directors has declared a cash dividend of $0.26 per share of outstanding common stock payable on December 28, 2012, to stockholders of record as of the close of business on December 17, 2012. This dividend is intended to be in lieu of the quarterly dividend the Company would have otherwise announced with its quarterly earnings results for the second quarter of fiscal year 2013, and that would have been paid in February 2013.
The Company's press release dated December 6, 2012, announcing this dividend, is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 - Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
99.1	Press release issued by Linear Technology Corporation dated December 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAR TECHNOLOGY CORPORATION
By:	/s/ Paul Coghlan
Paul Coghlan Vice President, Finance and Chief Financial Officer

Date: December 7, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Linear Technology Corporation dated December 6, 2012